C-           Incorporated Under the Laws of the State of  Delaware





                      COMPASS PLASTICS & TECHNOLOGIES, INC.




                    Total Authorized Issue 25,000,000 Shares

 20,000,000  Shares $.0001 Par Value         5,000,000  Shares $.0001 Par Value

        Common Stock                                   Preferred Stock



This is to certify that ___________________________________ is the owner of
_________________________________________________________________________

           Fully Paid and Non-Assessable Shares of the Common Stock of
                     COMPASS PLASTICS & TECHNOLOGIES, INC.

transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.


Dated



__________________________________            __________________________________
                                                            President